Exhibit 10.4

Execution Version

ASSET LEASE AGREEMENT

(RDU Assets)

BETWEEN

CHEYENNE LOGISTICS LLC,

AS LESSOR,

AND

CHEYENNE RENEWABLE DIESEL COMPANY LLC,

AS LESSEE,

with an Effective Date of

January 1, 2021

i

11.2	Indemnification by Lessee	9
11.3	Matters Involving a Third Party	9
11.4	Survival	9
11.5	Prior Periods	9

ARTICLE XII GENERAL PROVISIONS		9

12.1	Estoppel Certificates	9
12.2	Severability	10
12.3	Time of Essence	10
12.4	Captions	10
12.5	Entire Agreement; Amendment	10
12.6	Schedules and Exhibits	10
12.7	Notices	10
12.8	Waivers	11
12.9	No Partnership or Joint Venture	11
12.10	No Third Party Beneficiaries	11
12.11	Waiver of Landlord’s Lien	11
12.12	Mutual Cooperation; Further Assurances	11
12.13	Recording	12
12.14	Binding Effect	12
12.15	Choice of Law	12
12.16	Force Majeure	12
12.17	Survival	12
12.18	AS IS, WHERE IS	12

ARTICLE XIII GUARANTEE BY HOLLYFRONTIER		13

13.1	Payment Guaranty	13
13.2	Guaranty Absolute	13
13.3	Waiver	13
13.4	Subrogation Waiver	13
13.5	Reinstatement	14
13.6	Continuing Guaranty	14
13.7	No Duty to Pursue Others	14

ARTICLE XIV GUARANTEE BY THE PARTNERSHIP		14

14.1	Payment and Performance Guaranty	14
14.2	Guaranty Absolute	14
14.3	Waiver	15
14.4	Subrogation Waiver	15
14.5	Reinstatement	15
14.6	Continuing Guaranty	15
14.7	No Duty to Pursue Others	15

ii

EXHIBITS

Exhibits

Exhibit A	—	Definitions
Exhibit B	—	Interpretation
Exhibit C	—	Premises
Exhibit D	—	RDU Assets

iii

ASSET LEASE AGREEMENT

(RDU Assets)

THIS ASSET LEASE AGREEMENT (this “Asset Lease”) is entered into as of February 8, 2021 and effective as of January 1, 2021 (the “Effective Date”), between CHEYENNE LOGISTICS LLC, a Delaware limited liability company (herein called “Lessor”), and CHEYENNE RENEWABLE DIESEL COMPANY LLC, a Delaware limited liability company (herein called “Lessee”). Lessor and Lessee are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. Lessor has leased from HollyFrontier Cheyenne Refining LLC (“HFC Cheyenne”) certain land situated at, within or near the refinery complex owned by HFC Cheyenne and located in the City of Cheyenne, Laramie County, Wyoming as described on Exhibit C hereto (the “Premises”) pursuant to that certain Sixth Amended and Restated Master Lease and Access Agreement, effective as of January 1, 2021 (the “Master Lease”).

B. The assets set forth on Exhibit D hereto (the “RDU Assets”) are owned by Lessor and located on the Premises.

C. Lessor has agreed to lease the RDU Assets to Lessee, subject to the terms and conditions set forth in this Asset Lease.

AGREEMENT:

NOW, THEREFORE, for and in consideration of covenants, obligations and undertakings of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee covenant and agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1 Certain Defined Terms. Unless the context otherwise requires, capitalized terms used in this Asset Lease shall have the respective meanings set forth in Exhibit A hereto.

1.2 Interpretation. Interpretation matters are set forth in Exhibit B hereto.

ARTICLE II

LEASE OF RDU ASSETS AND SUBLEASE OF PREMISES; TERM; LESSOR ACCESS

2.1 Lease of RDU Assets; Sublease of Premises.

(a) In consideration of the rents, covenants, and agreements set forth herein and subject to the terms and conditions hereof, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the RDU Assets for the Term. In furtherance of the foregoing, and subject to the provisions of the Master Lease, Lessor hereby subleases to Lessee and Lessee hereby subleases from Lessor, the Premises for the Term.

(b) At Lessee’s option, Lessee may renew this Asset Lease for up to two (2) additional five (5) year periods (each, an “Extension Term”) upon notice (which notice shall be irrevocable) provided not more than 24 months and not less than 12 months prior to the expiration of the Initial Term or the initial Extension Term, as applicable. The Initial Term and any Extension Term are collectively referred to as the “Term”.

(c) If the Master Lease expires or is terminated for any reason such that Lessor no longer has the right to occupy and use the Premises, this Asset Lease, if not sooner terminated by its terms, shall automatically terminate effective on the termination date of the Master Lease; provided, that if this Asset Lease terminates as provided in this Section 2.1(c) (i) during the Initial Term, then all Lease Payments for the balance of the Initial Term shall immediately become due and payable and all other charges then owing hereunder shall be prorated as of such date or (ii) after the Initial Term, then all Lease Payments and all other charges then owing hereunder shall be prorated as of such date.

(d) Except as otherwise provided in Section 2.1(c), Section 8.1, Section 8.2 or Section 10.2(a), this Asset Lease may not be terminated.

2.2 Lessor Access. Lessor hereby retains for itself and its Affiliates, agents, employees and contractors (collectively, “Lessor’s Parties”), the right of access to the Premises, the RDU Assets and any Additional Improvements to determine whether the conditions and covenants contained in this Asset Lease are being kept and performed, all so long as such access by Lessor’s Parties does not unreasonably interfere in any material respect with Lessee’s operations of the RDU Assets and complies with Lessee’s rules, norms and procedures governing safety and security at the Premises and the RDU Assets.

ARTICLE III

LEASE PAYMENT

3.1 Lease Payment.

(a) As payment for the RDU Assets during the Term, Lessee agrees to pay Lessor for each 12-month period during the Term an amount equal to $4,848,485 (the “Lease Payment”), which Lease Payment shall be payable in installments of $1,212,121.25 on or before January 1, April 1, July 1 and October 1, with the first such payment being due three (3) business days after this Asset Lease is signed by the Parties. For the avoidance of doubt, no Lease Payment is or shall be payable for the Premises; the Lease Payment reserved hereunder is solely for the lease and use of the RDU Assets and any Additional Improvements. The Lease Payment shall be payable in lawful money of the United States of America at Lessor’s address set forth in Section 12.7.

(b) The Lease Payment will be adjusted each year, commencing July 1, 2022, by PPI; provided, that the PPI adjustment may not exceed 3% in any given year (for the avoidance of doubt, any PPI adjustment greater than 3% in any given year will be rounded down to 3%). If the PPI index change is negative in a given year then there will be no change in the Lease Payment. The change factor shall be calculated as follows: annual PPI index (most current year) less annual PPI index (most current year minus 1) divided by annual PPI index (most current year minus 1). An example for year 2014 change is: [PPI (2013) – PPI (2012)] / PPI (2012) or (197.3 – 193.3) / 193.3 or .021 or 2.1%. If the PPI index is no longer published, the Parties shall negotiate in good faith to agree on a new index that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the Lease Payment. If the Parties are unable to agree, a new index will be determined in accordance with the dispute resolution provisions set forth in the Omnibus Agreement, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the Lease Payments.

3.2 Net Asset Lease. Except for Capital Maintenance Costs as expressly provided in Article V or Article VI, this is a net lease and Lessor shall not at any time be required to pay any amounts to any utility charges or any costs associated with the maintenance, repair, alteration or improvement of the Premises, the RDU Assets or to provide any services or do any act or thing with respect to the Premises, the RDU Assets or any part thereof or any appurtenances thereto. The Lease Payment reserved herein shall be paid without any claim on the part of Lessee for diminution, setoff or abatement and nothing shall suspend, abate or reduce any Lease Payment to be paid hereunder, except as expressly provided herein.

ARTICLE IV

CONDUCT OF BUSINESS

4.1 Use of RDU Assets and Premises. During the Term, Lessee shall have the right to use the RDU Assets and the Premises for the purpose of operating, maintaining, repairing, replacing, improving, and expanding the RDU Assets and any Additional Improvements in accordance with normal and customary practices in the industry and for any lawful purpose associated with the operation and ownership of RDU Assets and any Additional Improvements. Lessee shall not commit, or suffer to be committed, any waste to the RDU Assets, the Premises or any Additional Improvements, ordinary wear and tear or damage by casualty excepted.

4.2 Governmental Regulations. Subject to the obligations of Lessor to Lessee under this Asset Lease, including the indemnity provisions contained in Article XI, Lessee shall, at Lessee’s sole cost and expense, at all times comply with all applicable requirements (including requirements under Environmental Laws) of all Governmental Authorities now in force, or which may hereafter be in force, pertaining to the RDU Assets, the Premises or Additional Improvements, and shall faithfully observe all Applicable Laws pertaining to the RDU Assets, the Premises or Additional Improvements or the use, maintenance or operation thereof. Lessee shall give prompt written notice to Lessor of Lessee’s receipt from time to time of any notice of non-compliance, order or other directive from any court or other Governmental Authority under Environmental Laws relating to the RDU Assets, the Premises or Additional Improvements. If Lessor reasonably believes at any time that Lessee is not complying with all Applicable Laws (including requirements under Environmental Laws) with respect to the RDU Assets, the Premises or Additional Improvements, it will provide reasonable notice to Lessee of such condition, and Lessee shall take appropriate action to cause such assets to comply with Applicable Laws or take other actions required under Applicable Laws within a reasonable time. If Lessee fails to do so within seven (7) days after receiving a second notice from Lessor requesting such action, Lessor may take those actions reasonably necessary to cause the RDU Assets, the Premises and Additional Improvements to achieve compliance with Applicable Laws because of Lessee’s failure to do so, and Lessee shall reimburse Lessor all reasonable costs and expenses paid by Lessor on Lessee’s behalf within thirty (30) days after written demand therefor and receipt of evidence of such reasonable costs and expenses.

ARTICLE V

ALTERATIONS, ADDITIONS AND IMPROVEMENTS

Subject to the provisions of this Article V, Lessee may make any alterations, additions, improvements or other changes to the RDU Assets as may be necessary or useful in connection with the operation of the RDU Assets (collectively, the “Additional Improvements”) so long as such Additional Improvements are (a) in conformity with all Applicable Laws, (b) made after obtaining any required Permits, (c) allowed by the Master Lease and (d) approved in advance by Lessor. Lessee shall promptly pay the entire cost of any such change, addition or improvement; provided, however, that Lessor shall reimburse Lessee for the amount of such costs, if any, that constitute Capital Maintenance Costs. Any Additional Improvements by Lessee shall be made in a good and workmanlike manner and in accordance with all Applicable Laws. Lessee shall not have the right or power to create or permit any lien of any kind or character on the RDU Assets, the Premises or Additional Improvements by reason of repair or construction or other work. In the event any such lien is filed against the RDU Assets, the Premises or

Additional Improvements, Lessee shall cause such lien to be discharged or bonded within thirty (30) days of the date of filing thereof. Unless otherwise agreed in writing by the Parties at the time an Additional Improvement is made, all Additional Improvements shall be owned by Lessee for the Term of this Asset Lease and shall be removed by Lessee no later than first to occur of (y) the date on which such Additional Improvements must be removed pursuant to this Asset Lease, or (z) one (1) year after termination of this Asset Lease (provided that in either case such Additional Improvements can be removed by Lessee without unreasonable damage or harm to the RDU Assets or the Premises) or, at Lessee’s option exercisable by notice to Lessor, surrendered to Lessor upon the termination of this Asset Lease.

ARTICLE VI

MAINTENANCE OF RDU ASSETS

6.1 Maintenance by Lessee.

(a) Except as otherwise expressly provided in Article V, this Article VI and in Article VIII, Lessee shall at its own cost, risk and expense at all times maintain the RDU Assets, the Premises and any Additional Improvements in compliance with the Master Lease and all Applicable Laws and in good order and repair and make all necessary repairs thereto, structural and nonstructural, ordinary and extraordinary, and unforeseen and foreseen. When used in this Section 6.1, the term “repairs” shall include all necessary replacements, renewal, alterations and additions. Notwithstanding the foregoing, Lessor shall remain responsible for all Capital Maintenance Costs in respect of the RDU Assets and the Premises, and any such Capital Maintenance Costs incurred by Lessee pursuant to this Asset Lease shall be reimbursed by Lessor. All repairs made by Lessee shall be made in accordance with normal and customary practices in the industry, in a good and workmanlike manner, and in accordance with all Applicable Laws. Lessee shall be responsible at its sole cost and expense for the proper handling, removal and disposal of all materials, debris, waste and Hazardous Substances generated or resulting from such repair and maintenance activities, all in accordance with Applicable Laws.

(b) At least annually, Lessee shall prepare a tank inspection and maintenance plan (which shall include an inspection plan, a cleaning plan, a waste disposal plan, details regarding scheduling and a budget) for the tankage included in the RDU Assets, and, if so requested by Lessor, provide a copy of such plan to Lessor. Lessee shall conduct tank maintenance in conformity with such tank maintenance plan at Lessee’s cost and expense, and shall report any findings from such inspections to Lessor. Lessee will use its commercially reasonable efforts to schedule the activities under such maintenance plan to minimize disruptions to the operations of HFC Cheyenne and Lessor on the Premises.

6.2 Operation of RDU Assets. Subject to the obligations of Lessor and Lessee in this Asset Lease, including any indemnity provisions contained in Article XI, Lessee covenants and agrees to operate the RDU Assets in accordance with normal and customary practices in the industry and all Applicable Laws pertaining to the RDU Assets or Additional Improvements, or the use or operation thereof.

6.3 Surrender of Premises, RDU Assets and Additional Improvements. Lessee shall, at the expiration of the Term or at any earlier termination of this Asset Lease as permitted herein, clean and idle any tanks included in the RDU Assets to standards satisfactory to Lessor, and surrender the Premises, RDU Assets and Additional Improvements to Lessor in as good condition as it received the same, ordinary wear and tear, and limitations permitted by Article VIII excepted, and in accordance with the provisions of Article V.

6.4 Release of Hazardous Substances. Lessee shall give prompt notice to Lessor of any release of any Hazardous Substances on or at the Premises, RDU Assets or Additional Improvements that occur during the Term. Lessee (at its sole cost and expense) shall immediately take all steps necessary to contain or remediate (or both) any such release and provide any governmental notifications required by Applicable Law. If Lessor believes at any time that Lessee is failing to contain or remediate in compliance with all Applicable Laws (including Environmental Laws) any release arising from Lessee’s operation of the RDU Assets or Additional Improvements or Lessee’s failure to comply with its obligations pursuant to this Asset Lease, Lessor will provide reasonable notice to Lessee of such failure. If Lessee (at its sole cost and expense) fails to take appropriate action to contain or remediate such a release or take other actions required under Applicable Laws or this Asset Lease within 30 days of Lessor’s reasonable notice, Lessor may, without further notice to Lessee, take such actions for Lessee’s account. Within 30 days following the date Lessor delivers to Lessee evidence of payment for those actions by Lessor reasonably necessary to contain or remediate a release or otherwise achieve compliance with Applicable Laws or this Asset Lease because of Lessee’s failure to do so, Lessee shall reimburse Lessor all amounts paid by Lessor on Lessee’s behalf.

ARTICLE VII

TAXES, ASSESSMENTS

7.1 Lessor’s Obligation to Pay. Lessor shall pay during the Term, and without duplication under Section 6.1 of the Master Lease, all federal, state and local real and personal property ad valorem taxes, assessments, and other governmental charges, general and special, ordinary and extraordinary, of any Governmental Authority, including assessments for public improvements or benefits, assessed against or with respect to the Premises, the RDU Assets or improvements thereto, including all Additional Improvements, or the use or operation thereof during the Term that are payable to any lawful Governmental Authority, including any federal, state or local income, gross receipts, withholding, franchise, excise, sales, use, value added, recording, transfer or stamp tax, levy, duty, charge or withholding of any kind imposed or assessed by any federal, state or local government, agency or authority, together with any addition to tax, penalty, fine or interest thereon, other than state or U.S. federal income tax imposed upon the taxable income of Lessee and any franchise taxes imposed upon Lessee (such taxes and assessments being hereinafter called “Taxes”). In the event that Lessor fails to pay its share of such Taxes in accordance with the provisions of this Section 7.1 prior to the time the same become delinquent, Lessee may pay the same and Lessor shall reimburse Lessee all amounts paid by Lessee on Lessor’s behalf within 30 days following the date Lessee delivers to Lessor evidence of such payment.

7.2 Manner of Payment. Upon notice by Lessor to Lessee, Lessor and Lessee shall use commercially reasonable efforts to cause the RDU Assets (including all Additional Improvements) to be separately assessed for purposes of Taxes as soon as reasonably practicable following the Effective Date (to the extent allowed by Applicable Law). During the Term but subject to the provisions of Section 7.1, Lessor shall pay all Taxes assessed directly against the RDU Assets and the Additional Improvements directly to the applicable taxing authority prior to delinquency and shall promptly thereafter provide Lessee with evidence of such payment. Until such time as Lessor and Lessee can cause the RDU Assets and the Additional Improvements to be separately assessed as provided above, Lessor shall reimburse Lessee, upon request, for any such Taxes paid by Lessee to the applicable taxing authorities (such reimbursement to be based upon the mutual agreement of the Lessor and Lessee as to the portion of such Taxes attributable to the RDU Assets and the Additional Improvements), subject to the terms of Section 7.1. The certificate issued or given by the appropriate officials authorized or designated by law to issue or give the same or to receive payment of such Taxes shall be prima facie evidence of the existence, payment, nonpayment and amount of such Taxes. Lessor may contest the validity or amount of any such Taxes or the valuation of the RDU Assets and/or the Additional Improvements (to the extent any of the foregoing may be separately issued), at Lessor’s sole cost and expense, by appropriate proceedings, diligently conducted in good faith in accordance with applicable Law. If Lessor contests such items then

Lessee shall cooperate with Lessor in any such contesting of the validity or amount of any such Taxes or the valuation of the RDU Assets and/or the Additional Improvements. Taxes for the first and last years of the Term shall be prorated between the Parties based on the portions of such years that are coincident with the applicable tax years and for which each applicable Party is responsible.

ARTICLE VIII

EMINENT DOMAIN; CASUALTY; INSURANCE

8.1 Total Condemnation of RDU Assets. As used in this Article VIII, the term “Condemnation Proceedings” means any actions or proceedings in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or other means in lieu of such exercise. If the whole of the RDU Assets and Additional Improvements are taken through Condemnation Proceedings, then this Asset Lease shall automatically terminate as of the date of such taking, other than such terms that survive termination as expressly provided herein; provided, however, that if such Condemnation Proceedings occur during the Initial Term, then all Lease Payments for the balance of the Initial Term shall immediately become due and payable and all other charges then owing hereunder shall be prorated as of such date; and provided further, that if such Condemnation Proceedings occur after the Initial Term, then all Lease Payments and all other charges then owing hereunder shall be prorated as of such date.

8.2 Partial Condemnation. If any part of the RDU Assets or Additional Improvements is taken through Condemnation Proceedings, and if in Lessee’s reasonable opinion such partial taking renders the RDU Assets unsuitable for the business of Lessee, then this Asset Lease shall terminate, other than such terms that survive termination as expressly provided herein, at Lessee’s election as of the date of such taking, provided Lessee delivers to Lessor written notice of such election to terminate within thirty (30) days following the date of such taking. In the event such termination occurs (a) during the Initial Term, then all Lease Payments for the balance of the Initial Term shall immediately become due and payable and all other charges then owing hereunder shall be prorated as of such date or (b) after the Initial Term, then all Lease Payments and all other charges then owing hereunder shall be prorated as of such date.

8.3 Damages and Right to Additional Property. Lessor shall be entitled to any award and all damages payable as a result of any Condemnation Proceedings in respect of the RDU Assets that do not otherwise belong to HFC Cheyenne pursuant to the Master Lease as a result of such Condemnation Proceedings in respect of the Premises. Lessee shall have the right to claim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee’s own right on account of any and all damage to the Additional Improvements and/or Lessee’s business by reason of the condemnation and that does not otherwise belong to HFC Cheyenne pursuant to the Master Lease, including loss of value of any unexpired portion of the Term, and for or on account of any cost or loss to which Lessee might be put in removing Lessee’s personal property, fixtures, leasehold improvements and equipment, including the Additional Improvements, from the RDU Assets.

8.4 Casualty Events. During any periods of time during which the RDU Assets or Additional Improvements are destroyed, damaged, or are being restored or reconstructed (each a “Casualty Event”) under the terms of this Section 8.4, Lease Payments hereunder shall (a) if such Casualty Event occurs during the Initial Term, not be abated or (b) if such Casualty Event occurs after the Initial Term, be abated in the proportion that Lessee’s use thereof is impacted by such Casualty Event, on the condition that Lessee takes commercially reasonable efforts to mitigate the disruption to its business caused by such Casualty Event.

8.5 Insurance. Except as otherwise agreed by Lessor and Lessee, Lessee (or HFC Cheyenne pursuant to Section 7.6 of the Master Lease) shall, at all times during the Term, maintain or cause to be maintained property and casualty (including pollution insurance coverage) insurance on the Premises, RDU Assets and the Additional Improvements in accordance with customary industry practices and with a licensed, reputable carrier.

ARTICLE IX

ASSIGNMENT AND SUBLETTING

9.1 Assignment Prohibition. Lessee shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Asset Lease or Lessee’s interest in this Asset Lease, in whole or in part, or sublease the Premises or any part of the Premises, without the prior written consent of Lessor, which shall not be unreasonably withheld. At Lessor’s option, any assignment or sublease without Lessor’s prior written consent shall be void ab initio.

ARTICLE X

DEFAULTS; REMEDIES; TERMINATION

10.1 Default by Lessee. The occurrence of any one or more of the following events shall constitute a material default and breach of this Asset Lease by Lessee:

(a) The failure by Lessee to make when due any payment of a Lease Payment, or any other payment required to be made by Lessee hereunder, if such failure continues for a period of 90 days following written notice from Lessor;

(b) The failure by Lessee to observe or perform any of the other covenants, conditions or provisions of this Asset Lease to be observed or performed by Lessee, if such failure continues for a period of thirty (30) days following written notice from Lessor of such failure; provided, however, if a reasonable time to cure such default would exceed thirty 30 days, Lessee shall not be in default so long as Lessee begins to cure such default within thirty (30) days of receiving written notice from Lessor and thereafter completes the curing of such default within reasonable period of time (under the circumstances) following the receipt of such written notice from Lessor; or

(c) The occurrence of any Bankruptcy Event of Lessee.

10.2 Lessor’s Remedies.

(a) Upon the occurrence of any of the events described in Section 10.1, (i) Lessor may, at Lessor’s option, at any time thereafter that such default or breach remains uncured, without further notice or demand, terminate this Asset Lease and Lessee’s right to possession of the Premises, RDU Assets and any Additional Improvements and forthwith repossess the Premises, RDU Assets and any Additional Improvements by any lawful means in which event Lessee shall immediately surrender possession of the Premises, RDU Assets and any Additional Improvements to Lessor and (ii) if Lessor terminates this Asset Lease as provided in foregoing clause (i) during the Initial Term, all Lease Payments for the balance of the Initial Term shall immediately become due and payable, and (iii) any such action in foregoing clause (i) or (ii) on the part of Lessor shall be in addition to any other remedy that may be available to Lessor for arrears of Lease Payments, or breach of contract, or otherwise, including the right of setoff.

(b) If, by the terms of this Asset Lease, Lessee is required to do or perform any act or to pay any sum to a third party, and fails or refuses to do so, Lessor, after thirty (30) days written notice to

Lessee, without waiving any other right or remedy hereunder for such default, may do or perform such act, at Lessee’s expense, or pay such sum for and on behalf of Lessee, and the amounts so expended by Lessor shall be repayable on demand, and bear interest from the date expended by Lessor until paid at a rate equal to an interest rate equal to the “Prime Rate” as published in The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” plus two percent (2%) (the “Default Rate”). Past due Lease Payments and any other past due payments required hereunder shall bear interest from maturity until paid at the Default Rate.

10.3 Default by Lessor. The occurrence of any one or more of the following events shall constitute a material default and breach of this Asset Lease by Lessor:

(a) The failure by Lessor to observe or perform any of the covenants, conditions or provisions of this Asset Lease to be observed or performed by Lessor, if such failure continues for a period of thirty (30) days following written notice from Lessee; provided, however, if a reasonable time to cure such default would exceed thirty (30) days, Lessor shall not be in default so long as Lessor begins to cure such default within thirty (30) days of receiving written notice from Lessee and thereafter completes the curing of such default within a reasonable period of time following the receipt of such written notice from Lessee; or

(b) The occurrence of a Bankruptcy Event of Lessor.

10.4 Lessee’s Remedies. Upon the occurrence of any of the events described in Section 10.3, Lessee may, at Lessee’s option, at any time thereafter that such default or breach remains uncured, after ten days prior written notice to Lessee, perform any act that Lessor is required to do, or perform any act or to pay any sum to a Third Party, at Lessor’s expense (to the extent the terms of this Asset Lease require such performance at Lessor’s expense) or pay such sum for and on behalf of Lessor, and the amounts so expended by Lessee shall be repayable on demand, and bear interest from the date expended by Lessee until paid at the Default Rate. Lessee may, at Lessee’s option, deduct any such amounts so expended by Lessee from the Lease Payment and any other amounts owed hereunder and any such action on the part of Lessee shall be in addition to any other remedy that may be available to Lessee for default or breach of contract, or otherwise, including the right of setoff.

ARTICLE XI

INDEMNITY

11.1 Indemnification by Lessor. Lessor agrees to indemnify, defend, protect, save and keep harmless Lessee and its Affiliates and their respective officers, directors, shareholders, unitholders, members, partners, managers, agents, employees, representatives, successors and assigns (collectively, the “Lessee Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, demands, claims (including claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, the “Claims”) which may be imposed on, incurred by or asserted against any of the Lessee Indemnified Parties, in any way and to the extent relating to or arising out of (a) any failure to perform any covenant or agreement made or undertaken by Lessor in this Asset Lease, or (b) the exercise of Lessor’s rights and obligations under Section 2.2; provided, however, Lessor shall not have any obligation to indemnify the Lessee Indemnified Parties for any such Claim under clauses (a) or (b) to the extent resulting from or arising out of the willful misconduct or negligence (standard negligence or gross negligence) of any of the Lessee Indemnified Parties. To the extent that the Lessee Indemnified Parties in fact receive full indemnification payments from Lessor under the indemnification provisions of this Section 11.1, Lessor shall be subrogated to the Lessee Indemnified Parties’ rights with respect to the transaction or event requiring or giving rise to such indemnity. NOTWITHSTANDING ANYTHING

SET FORTH IN THIS ASSET LEASE TO THE CONTRARY, IN NO EVENT SHALL LESSOR BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES IN TORT, CONTRACT OR OTHERWISE UNDER OR ON ACCOUNT OF THIS ASSET LEASE, EXCEPT THOSE PAYABLE TO THIRD PARTIES FOR WHICH LESSOR WOULD BE LIABLE UNDER THIS SECTION 11.1.

11.2 Indemnification by Lessee. Lessee agrees to indemnify, defend, protect, save and keep harmless Lessor and its Affiliates, and their respective officers, directors, shareholders, unitholders, members, partners, managers, agents, employees, representatives, successors and assigns (collectively, the “Lessor Indemnified Parties”) from and against any and all Claims which may be imposed on, incurred by or asserted against any of the Lessor Indemnified Parties, in any way and to the extent relating to or arising out of any failure to perform any covenant or agreement made or undertaken by Lessee in this Asset Lease; provided, however, Lessee shall not have any obligation to indemnify the Lessor Indemnified Parties for any such Claim to the extent resulting from or arising out of the willful misconduct or negligence (standard negligence or gross negligence) of any of the Lessor Indemnified Parties. To the extent that the Lessor Indemnified Parties in fact receive full indemnification payments from Lessee under the indemnification provisions of this Section 11.2, Lessee shall be subrogated to the Lessor Indemnified Parties’ rights with respect to the transaction or event requiring or giving rise to such indemnity. NOTWITHSTANDING ANYTHING SET FORTH IN THIS ASSET LEASE TO THE CONTRARY, IN NO EVENT SHALL LESSEE BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES IN TORT, CONTRACT OR OTHERWISE UNDER OR ON ACCOUNT OF THIS ASSET LEASE, EXCEPT THOSE PAYABLE TO THIRD PARTIES FOR WHICH LESSEE WOULD BE LIABLE UNDER THIS SECTION 11.2.

11.3 Matters Involving a Third Party. If any Third Party shall notify either Lessor or Lessee with respect to any action or claim by a Third Party (a “Third-Party Claim”) that may give rise to a right to claim for indemnification against the other Party under Section 11.1 or Section 11.2, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that failure to give timely notice shall not affect the right to indemnification to the extent such failure to give timely notice is not prejudicial to the Indemnifying Party.

11.4 Survival. Notwithstanding anything contained in this Asset Lease to the contrary, the provisions of this Article XI shall survive the expiration or earlier termination of this Asset Lease as permitted herein.

11.5 Prior Periods. Notwithstanding anything contained in this Asset Lease to the contrary, the indemnification obligations of Parties pursuant to the applicable provisions of the Omnibus Agreement shall continue to apply in respect of the RDU Assets for any events, conditions, liabilities or claims arising prior to the Effective Date.

ARTICLE XII

GENERAL PROVISIONS

12.1 Estoppel Certificates. Lessee and Lessor shall, at any time and from time to time upon not less than twenty (20) days prior written request from the other party, execute, acknowledge and deliver to the other a statement in writing (a) certifying that this Asset Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Asset Lease, as so modified, is in full force and effect) and the date to which Lease Payments and other charges are paid, and (b) acknowledging that there are not, to the executing party’s knowledge, any uncured defaults on the part of the other party hereunder (or specifying such defaults, if any are claimed). Any such statement may be conclusively relied upon by any prospective purchaser of the Premises, the RDU Assets or the leasehold evidenced by this Asset Lease or any lender with respect to the Premises, the RDU Assets or Additional Improvements or the leasehold evidenced by this Asset Lease. Nothing in this Section 12.1 shall be construed to waive the conditions elsewhere contained in this Asset Lease applicable to assignment or subletting of the Premises or the RDU Assets by Lessee.

12.2 Severability. The invalidity or unenforceability of any provision of this Asset Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity or enforceability of any other provision hereof.

12.3 Time of Essence. Time is of the essence in the performance of all obligations hereunder.

12.4 Captions. The headings to Articles, Sections and other subdivisions of this Asset Lease are inserted for convenience of reference only and will not affect the meaning or interpretation of this Asset Lease.

12.5 Entire Agreement; Amendment. This Asset Lease, the Master Lease and the Omnibus Agreement, including the exhibits attached hereto and thereto, constitute the entire agreement and understanding between the Parties with respect to the lease of the Premises and the RDU Assets, and supersede all prior and contemporaneous agreements and undertakings of the Parties in connection herewith. This Asset Lease may be modified in writing only, signed by the Parties.

12.6 Exhibits. All exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

12.7 Notices. Any notice or other communication given under this Asset Lease shall be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service, (iii) sent by email transmission, or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (x) if received, on the date of the delivery, with a receipt for delivery, (y) if refused, on the date of the refused delivery, with a receipt for refusal, or (z) with respect to email transmissions, on the date the recipient confirms receipt. Notices or other communications shall be directed to the following addresses:

Notices to Lessor:

Cheyenne Logistics LLC

2828 N. Harwood Street, Suite 1300

Dallas, Texas 75201

Attn: President

Email address: president-hep@hollyenergy.com

with a copy, which shall not constitute notice, but is required in order to giver proper notice, to:

Cheyenne Logistics LLC

2828 N. Harwood Street, Suite 1300

Dallas, Texas 75201

Attn: General Counsel

Email address: general.counsel@hollyenergy.com

Notices to Lessee:

Cheyenne Renewable Diesel Company LLC

2828 N. Harwood Street, Suite 1300

Dallas, Texas 75201

Attn: President

Email address: president@hollyfrontier.com

with a copy, which shall not constitute notice, but is required in order to give proper notice, to:

Cheyenne Renewable Diesel Company LLC

2828 N. Harwood Street, Suite 1300

Dallas, Texas 75201

Attn: General Counsel

Email address: generalcounsel@hollyfrontier.com

Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 12.7.

12.8 Waivers. No waiver or waivers of any breach or default or any breaches or defaults by either Party of any term, condition or liability of or performance by the other Party of any duty or obligation hereunder shall be deemed or construed to be a waiver or waivers of subsequent breaches or defaults of any kind, character or description under any circumstance. The acceptance of a Lease Payment hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular Lease Payment so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Lease Payment.

12.9 No Partnership or Joint Venture. The relationship between Lessor and Lessee at all times shall remain solely that of landlord and tenant and shall not be deemed a partnership or joint venture.

12.10 No Third Party Beneficiaries. Subject to the provisions of Article XI, this Asset Lease inures to the sole and exclusive benefit of Lessor and Lessee and their permitted sublessees and assigns, and confers no benefit on any third party.

12.11 Waiver of Landlord’s Lien. To the extent permitted by Applicable Law, Lessor hereby expressly waives any and all liens (constitutional, statutory, contractual or otherwise) upon Lessee’s personal property now or hereafter installed or placed in or on the Premises, the RDU Assets or Additional Improvements, which otherwise might exist to secure payment of the sums herein provided to be paid by Lessee to Lessor.

12.12 Mutual Cooperation; Further Assurances. Upon request by either Party from time to time during the Term, each Party hereto agrees to execute and deliver all such other and additional instruments, notices and other documents and do all such other acts and things as may be reasonably necessary to carry out the purposes of this Asset Lease and to more fully assure the Parties’ rights and interests provided for hereunder. Lessor and Lessee each agree to reasonably cooperate with the other on all matters relating to required Permits and regulatory compliance by either Lessee or Lessor in respect of the Premises, the RDU Assets or Additional Improvements so as to ensure continued full operation of the Premises, the RDU Assets or Additional Improvements by Lessee pursuant to the terms of this Asset Lease.

12.13 Recording. Upon the request of Lessor or Lessee, Lessor and Lessee shall execute, acknowledge, deliver and record a “short form” memorandum of this Asset Lease in a form mutually agreeable to the Lessor and Lessee. Promptly upon request by Lessor at any time following the expiration or earlier termination of this Asset Lease as permitted herein, however such termination may be brought about, Lessee shall execute and deliver to Lessor an instrument, in recordable form, evidencing the termination of this Asset Lease and the release by Lessee of all of Lessee’s right, title and interest in and to the Premises existing under and by virtue of this Asset Lease. This Section 12.13 shall survive the termination of this Asset Lease.

12.14 Binding Effect. Subject to Article IX, this Asset Lease shall be binding upon and inure to the benefit of the Parties and their respective successors, sublessees and assigns.

12.15 Choice of Law. The provisions of this Asset Lease shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might require the application of laws of another jurisdiction.

12.16 Force Majeure. In the event of Lessor or Lessee being rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Asset Lease, other than to make payments due hereunder, it is agreed that on such Party’s giving notice and full particulars of such Force Majeure to the other Party as soon as practicable after the occurrence of the cause relied on, then the obligations of the Parties, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall, as far as possible, be remedied with all reasonable dispatch. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirements that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the Party having the difficulty. Notwithstanding anything in this Asset Lease to the contrary, inability of a Party to make payments when due, be profitable or to secure funds, arrange bank loans or other financing, obtain credit or have adequate capacity or production (other than for reasons of Force Majeure) shall not be regarded as events of Force Majeure.

12.17 Survival. All obligations of Lessor and Lessee that shall have accrued under this Asset Lease prior to the expiration or earlier termination hereof shall survive such expiration or termination to the extent the same remain unsatisfied as of the expiration or earlier termination of this Asset Lease as permitted herein. Lessor and Lessee further expressly agree that all provisions of this Asset Lease which contemplate performance after the expiration or earlier termination hereof shall survive such expiration or earlier termination of this Asset Lease as permitted herein.

12.18 AS IS, WHERE IS. LESSEE HEREBY ACCEPTS EACH OF THE RDU ASSETS AND THE PREMISES “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS”, AND LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, UNDER THIS ASSET LEASE AS TO THE PHYSICAL CONDITION OF THE PREMISES OR THE RDU ASSETS, INCLUDING THE RDU ASSETS’ MERCHANTABILITY, HABITABILITY, CONDITION, FITNESS, OR SUITABILITY FOR ANY PARTICULAR USE OR PURPOSE.

ARTICLE XIII

GUARANTEE BY HOLLYFRONTIER

13.1 Payment Guaranty. HollyFrontier unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to Lessor the punctual and complete payment in full when due of all amounts due from Lessee under this Asset Lease (collectively, the “Lessee Payment Obligations”) and the punctual and complete performance of all other obligations of Lessee under this Asset Lease (collectively, the “Lessee Performance Obligations”, together with the Lessee Payment Obligations, the “Lessee Obligations”). HollyFrontier agrees that Lessor shall be entitled to enforce directly against HollyFrontier any of the Lessee Obligations.

13.2 Guaranty Absolute. HollyFrontier hereby guarantees that the Lessee Payment Obligations will be paid, and the Lessee Performance Obligations will be performed, strictly in accordance with the terms of this Asset Lease. The obligations of HollyFrontier under this Asset Lease constitute a present and continuing guaranty of payment, and not of collection or collectability. The liability of HollyFrontier under this Asset Lease shall be absolute, unconditional, present, continuing and irrevocable irrespective of:

(a) any assignment or other transfer of this Asset Lease or any of the rights thereunder of Lessor;

(b) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to this Asset Lease;

(c) any acceptance by Lessor of partial payment or performance from Lessee;

(d) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee or any action taken with respect to this Asset Lease by any trustee or receiver, or by any court, in any such proceeding;

(e) any absence of any notice to, or knowledge of, HollyFrontier, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (d); or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.

The obligations of HollyFrontier hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Lessee Obligations or otherwise.

13.3 Waiver. HollyFrontier hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the Lessee Payment Obligations and any requirement for Lessor to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Lessee, any other entity or any collateral.

13.4 Subrogation Waiver. HollyFrontier agrees that for so long as there is a current or ongoing default or breach of this Asset Lease by Lessee, HollyFrontier shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from Lessee for any payments made by HollyFrontier under this Article XIII, and HollyFrontier hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against Lessee during any period of default or breach of this Asset Lease by Lessee until such time as there is no current or ongoing default or breach of this Asset Lease by Lessee.

13.5 Reinstatement. The obligations of HollyFrontier under this Article XIII shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Lessee Payment Obligations is rescinded or must otherwise be returned to Lessee or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of Lessee or such other entity, or for any other reason, all as though such payment had not been made.

13.6 Continuing Guaranty. This Article XIII is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment and/or performance in full of all of the Lessee Obligations, (ii) be binding upon HollyFrontier, its successors and assigns and (iii) inure to the benefit of and be enforceable by Lessor and its respective successors, transferees and assigns.

13.7 No Duty to Pursue Others. It shall not be necessary for Lessor (and HollyFrontier hereby waives any rights which HollyFrontier may have to require Lessor), in order to enforce such payment by HollyFrontier, first to (i) institute suit or exhaust its remedies against Lessee or others liable on the Lessee Obligations or any other Person, (ii) enforce Lessor’s rights against any other guarantors of the Lessee Obligations, (iii) join Lessee or any others liable on the Lessee Obligations in any action seeking to enforce this Article XIII, (iv) exhaust any remedies available to Lessor against any security which shall ever have been given to secure the Lessee Obligations, or (v) resort to any other means of obtaining payment of the Lessee Obligations.

ARTICLE XIV

GUARANTEE BY THE PARTNERSHIP

14.1 Payment and Performance Guaranty. The Partnership unconditionally, absolutely, continually and irrevocably guarantees, as principal and not as surety, to Lessee the punctual and complete payment in full when due of all amounts due from Lessor under this Asset Lease (collectively, the “Lessor Payment Obligations”) and the punctual and complete performance of all other obligations of Lessor under this Asset Lease (collectively, the “Lessor Performance Obligations”, together with the Lessor Payment Obligations, the “Lessor Obligations”). The Partnership agrees that Lessee shall be entitled to enforce directly against the Partnership any of the Lessor Obligations.

14.2 Guaranty Absolute. The Partnership hereby guarantees that the Lessor Payment Obligations will be paid, and the Lessor Performance Obligations will be performed, strictly in accordance with the terms of this Asset Lease. The obligations of the Partnership under this Asset Lease constitute a present and continuing guaranty of payment and performance, and not of collection or collectability. The liability of the Partnership under this Asset Lease shall be absolute, unconditional, present, continuing and irrevocable irrespective of:

(a) any assignment or other transfer of this Asset Lease or any of the rights thereunder of Lessee;

(b) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to this Asset Lease;

(c) any acceptance by Lessee of partial payment or performance from Lessor;

(d) any bankruptcy, insolvency, reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessor or any action taken with respect to this Asset Lease by any trustee or receiver, or by any court, in any such proceeding;

(e) any absence of any notice to, or knowledge of, the Partnership, of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (a) through (d); or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor.

The obligations of the Partnership hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Lessor Obligations or otherwise.

14.3 Waiver. The Partnership hereby waives promptness, diligence, all setoffs, presentments, protests and notice of acceptance and any other notice relating to any of the Lessor Payment Obligations and any requirement for Lessee to protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Lessor, any other entity or any collateral.

14.4 Subrogation Waiver. The Partnership agrees that for so long as there is a current or ongoing default or breach of this Asset Lease by Lessor, the Partnership shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from Lessor for any payments made by the Partnership under this Article XIV, and the Partnership hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery it may now have or hereafter acquire against Lessor during any period of default or breach of this Asset Lease by Lessor until such time as there is no current or ongoing default or breach of this Asset Lease by Lessor.

14.5 Reinstatement. The obligations of the Partnership under this Article XIV shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Lessor Payment Obligations is rescinded or must otherwise be returned to Lessor or any other entity, upon the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation or reorganization of Lessor or such other entity, or for any other reason, all as though such payment had not been made.

14.6 Continuing Guaranty. This Article XIV is a continuing guaranty and shall (i) remain in full force and effect until the first to occur of the indefeasible payment and/or performance in full of all of the Lessor Obligations, (ii) be binding upon the Partnership and each of its respective successors and assigns and (iii) inure to the benefit of and be enforceable by Lessee and their respective successors, transferees and assigns.

14.7 No Duty to Pursue Others. It shall not be necessary for Lessee (and the Partnership hereby waives any rights which the Partnership may have to require Lessee), in order to enforce such payment by the Partnership, first to (i) institute suit or exhaust its remedies against Lessor or others liable on the Lessor Obligations or any other Person, (ii) enforce Lessee’s rights against any other guarantors of the Lessor Obligations, (iii) join Lessor or any others liable on the Lessor Obligations in any action seeking to enforce this Article XIV, (iv) exhaust any remedies available to Lessee against any security which shall ever have been given to secure the Lessor Obligations, or (v) resort to any other means of obtaining payment of the Lessor Obligations.

The Parties have executed this Asset Lease to be effective as of the Effective Date.

LESSOR:

CHEYENNE LOGISTICS LLC,
a Delaware limited liability company

By:	/s/ Richard L. Voliva III

Name:	Richard L. Voliva, III
Title:	President

LESSEE:

CHEYENNE RENEWABLE DIESEL COMPANY LLC,
a Delaware limited liability company

By:	/s/ Thomas G. Creery

Name:	Thomas G. Creery
Title:	President

ACKNOWLEDGED AND AGREED FOR PURPOSES OF ARTICLE XIII:

HOLLYFRONTIER CORPORATION

By:	/s/ Michael C. Jennings

Name:	Michael C. Jennings
Title:	President and Chief Executive Officer

ACKNOWLEDGED AND AGREED FOR PURPOSES OF ARTICLE XIV:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its General Partner
	By:	Holly Logistic Services, L.L.C., its General Partner

	By:	/s/ John Harrison

Name:	John Harrison
Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

TO

ASSET LEASE AGREEMENT

Defined Terms

“Affiliates” means, with to respect to a specified Person, any other Person controlling, controlled by or under common control with that first Person. As used in this definition, the term “control” includes (i) with respect to any Person having voting securities or the equivalent and elected directors, managers or Persons performing similar functions, the ownership of or power to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (ii) ownership of 50% or more of the equity or equivalent interest in any Person and (iii) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise. Notwithstanding the foregoing, for purposes of this Asset Lease, the Holly Entities (including Lessee), on the one hand, and the HEP Entities (including Lessee), on the other hand, shall not be considered affiliates of each other.

“Applicable Laws” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, agreement, requirement, or other governmental restriction or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued under any of the foregoing by, or any determination of, any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect and in each case as amended (including, without limitation, all of the terms and provisions of the common law of such Governmental Authority), as interpreted and enforced at the time in question.

“Bankruptcy Event” means, in relation to any Party, (i) the making of a general assignment for the benefit of creditors by such Party; (ii) the entering into of any arrangement or composition with creditors as a result of insolvency (other than for the purposes of a solvent reconstruction or amalgamation); (iii) the institution by such Party of proceedings (a) seeking to adjudicate such Party as bankrupt or insolvent or seeking protection or relief from creditors, or (b) seeking liquidation, winding up, or rearrangement, reorganization or adjustment of such Party or its debts (other than for purposes of a solvent reconstruction or amalgamation), or (c) seeking the entry of an order for the appointment of a receiver, trustee or other similar official for such Party or for all or a substantial part of such Party’s assets; or (iv) the institution of any proceeding of the type described in (iii) above against such Party, which proceeding shall not have been dismissed within ninety (90) days following its institution.

“Capital Maintenance Costs” means costs that may be capitalized by Lessor in accordance with United States generally accepted accounting principles; provided, that Capital Maintenance Costs do not include any costs associated with Additional Improvements.

“control” as the meaning set forth in the definition of Affiliate.

“Environmental Law” or “Environmental Laws” means all federal, state, and local laws, statutes, rules, regulations, orders, and ordinances, now or hereafter in effect, relating to protection of the environment including, without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act, the Superfund Amendments Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Oil Pollution Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, and other environmental conservation and protection laws, each as amended from time to time.

“Force Majeure” has the meaning ascribed to such term in the Omnibus Agreement.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“Hazardous Substances” means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, and (b) petroleum, crude oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons, and biodiesel fuel.

“HEP Entities” means the Persons controlled by HEP Logistics Holdings, L.P.

“Holly Entities” means the Persons controlled by HollyFrontier, but excluding the HEP Entities.

“HollyFrontier” means HollyFrontier Corporation, a Delaware corporation.

“Initial Expiration Date” means December 31, 2030.

“Initial Term” means the period commencing on 12:01 a.m. on the Effective Date and expiring at midnight on the Initial Expiration Date.

“Indemnified Party” means the Person entitled to be indemnified under either Section 11.1 or Section 11.2.

“Indemnifying Party” means the Party required to indemnify under either Section 11.1 or Section 11.2.

“Partnership” means Holly Energy Partners, a Delaware limited partnership.

“Permits” means all permits, licenses, franchises, authorities, consents, and approvals, as necessary under Applicable Laws, including Environmental Laws, for operating the RDU Assets or Additional Improvements.

“Person” means any individual or entity, including any partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority (or any department, agency or political subdivision thereof).

“PPI” means the Producers Price Index-Commodities-Finished Good Index , produced by the U.S. Department of Labor, Bureaus of Labor Statistics. The series ID is WPUFD49207 as of June 1, 2016 – located at http://www.bls.gov/data/.

“Third Party” shall mean a Person which is not (a) Lessor or an Affiliate of Lessor, (b) Lessee or an Affiliate of Lessee or (c) a Person that, after the signing of this Asset Lease becomes a successor entity of Lessor, Lessee or any of their respective Affiliates. An employee of Lessor or Lessee shall not be deemed an Affiliate.

In addition, the following terms have the meanings given to them in the Sections indicated in the following table:

Term	Section
Additional Improvements	Article V
Asset Lease	Preface
Casualty Event	Section 8.4
Claims	Section 11.1
Default Rate	Section 10.2(b)
Effective Date	Preface
Extension Term	Section 2.1(b)
HFC Cheyenne	Recitals
Lease Payment	Section 3.1(a)
Lessee	Preface
Lessee Indemnified Parties	Section 11.1
Lessee Obligations	Section 13.1
Lessee Payment Obligations	Section 13.1
Lessee Performance Obligations	Section 13.1
Lessor	Preface
Lessor Indemnified Parties	Section 11.2
Lessor Obligations	Section 14.1
Lessor Payment Obligations	Section 14.1
Lessor Performance Obligations	Section 14.1
Lessor’s Parties	Section 2.2
Master Lease	Recitals
Party and Parties	Preface
Premises	Recitals
RDU Assets	Recitals
Taxes	Section 7.1
Term	Section 2.1(b)
Third-Party Claim	Section 11.3

EXHIBIT B

TO

ASSET LEASE AGREEMENT

Interpretation

As used in this Asset Lease, unless a clear contrary intention appears:

(a)	the singular includes the plural and vice versa;

(b)

reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Asset Lease, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c)

reference to any agreement (including this Asset Lease), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Asset Lease;

(d)	reference to any Section means such Section of this Asset Lease, and references in any Section or definition to any clause means such clause of such Section or definition;

(e)	“hereunder”, “hereof”, “hereto” and words of similar import will be deemed references to this Asset Lease as a whole and not to any particular Section or other provision hereof or thereof;

(f)	“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(g)	relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and ‘through” means “through and including.”

EXHIBIT C

TO

ASSET LEASE AGREEMENT

PREMISES

(Refined Products Truck Loading Rack, including the Vapor Recovery Unit)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined at the “Refined Products Loading Rack”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner of said parcel, said corner being 2618.15 feet S42°52’48”W of the NE corner of Section 5; thence S77°12’49”E a distance of 263.13 feet (80.201 meters) to a point; thence S26°12’16”E a distance of 367.85 feet (112.122meters) to a point; thence S 63°47’44”W a distance of 250.00 feet (76.200 meters) to a point; thence N26°12’16”W a distance of 533.41 feet (162.584 meters) to a point; thence N63°47’44”E a distance of 45.49 feet (13.864 meters) to the Point of Beginning.

The above parcel of land containing 2.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

(Two Propane Loading Spots)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel defined as the “LPG Loading & Unloading Dock”. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner, said corner being 3728.67 feet S74°53’31”W of the NE corner of Section 4; thence S02°52’25“W a distance of 200.00 feet (60.960 meters); thence N87°07’35“W a distance of 50.00 feet (15.240 meters); thence N02°52’25“E a distance of 200.00 feet (60.960 meters); thence S87°07’35“E a distance of 50.00 feet (15.240 meters) to the Point of Beginning.

The above parcel of land containing 0.2 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 8

(Tank Nos. 2-072A, 2-073, 2-074 and 2-075)

A parcel situate in the NE1/4 of Section 5 and the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 72A, 73, 74, and 75. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner, said corner being 1448.28 feet S15°00’04”W of the NE corner of Section 5; said corner monumented by a 3⁄4” x 24” rebar with a 1 1⁄2” aluminum cap stamped PE PLS 9283; thence N63°56’07”E a distance of 147.49 feet (44.956 meters) to a point; thence S26°03’53”E a distance of 245.00 feet (74.676 meters) to a point; thence N63°56’07”E a distance of 220.00 feet (67.056 meters) to a point; thence S26°03’53”E a distance of 400.00 feet (121.920 meters) to a point; thence S63°56’07”W a distance of 160.00 feet (48.768 meters) to a point; thence N26°03’53”W a distance of 310.00 feet (94.488 meters) to a point; thence S63°56’07”W a distance of 207.49 feet (63.244 meters) to a point; thence N26°03’53”W a distance of 269.50 feet (82.144 meters) to a point; thence N26°03’53”W a distance of 65.50 feet (19.964 meters) to the Point of Beginning.

The above parcel of land containing 2.7 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

(Tank #2-118)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner of said parcel, said corner being 783.85 feet S09°29’20”E of the NW corner of Section 4; thence N90°00’00”E a distance of 102.50 feet to a point; thence S00°00’00”E a distance of 102.50 feet to a point; thence N90°00’00”W a distance of 102.50 feet to a point; thence N00°00’00”E a distance of 102.50 feet to the Point of Beginning.

The above parcel of land containing 0.24 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

(Tank #2-119)

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. The boundary of said parcel being more particularly described as follows:

Beginning at the northeast corner of said parcel, said corner being 976.71 feet S07°36’10”E of the NW corner of Section 4; thence S00°00’00”E a distance of 10.00 feet to a point; thence N90°00’00”E a distance of 30.00 feet to a point; thence S00°00’00”E a distance of 130.00 feet to a point; thence N90°00’00”W a distance of 165.27 feet to a point; thence N0°06’42”E a distance of 140.00 feet to a point; thence N90°00’00”E a distance of 135.00 feet to the Point of Beginning.

The above parcel of land containing 0.52 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Tank #2-161

A parcel situate in the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner of said parcel, said corner being 905.77 feet S14°49’22”E of the NW corner of Section 4; thence N90°00’00”E a distance of 102.50 feet to a point; thence S00°00’00”E a distance of 102.50 feet to a point; thence N90°00’00”W a distance of 102.5 feet to a point; thence N00°00’00”E a distance of 102.50 feet to the Point of Beginning.

The above parcel of land containing 0.24 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 2

(Premises include only the portion of Parcel 2 on which Tank 1-015 is located)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 106, 107, 13, 14, 15, 16, 17, 21, 27, 28, 32, 33, 40, 48, 49 and 108. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 2401.59 feet S48°27’49”W of the NE corner of Section 5; thence N63°49’26”E a distance of 220.00 feet (67.056 meters) to a point; thence N26°12’ 16“W a distance of 100.00 feet (30.48 meters) to a point; thence N63°49’26“E a distance of 245.00 feet (74.676 meters) to a point; thence S26°12’16”E a distance of 634.22 feet (193.311 meters) to a point; thence N63°47’44”E a distance of 85.00 feet (25.908 meters) to a point; thence S26°12’16”E a distance of 90.00 feet (27.432 meters) to a point; thence S63°47’44”W a distance of 90.00 feet (27.432 meters) to a point; thence S26°12’16”E a distance of 195.55 feet (59.603 meters) to a point; thence S63°56’07”W a distance of 50.00 feet (15.240 meters) to a point; thence N26°12’16”W a distance of 195.42 feet (59.566 meters) to a point; thence S63°47’44”W a distance of 75.00 feet (22.860 meters) to a point; thence S26°12’16”E a distance of 85.00 feet (25.908 meters) to a point; thence S63°47’44”W a distance of 189.94 feet (57.893 meters) to a point; thence N26°12’16”W a distance of 85.00 feet (25.908 meters) to a point; thence N63°47’44”E a distance of 100.03 feet (30.490 meters) to a point; thence N26°10’34”W a distance of 90.00 feet (27.432 meters) to a point; thence S63°47’44”W a distance of 100.00 feet (30.480 meters) to a point; thence N26°10’34”W a distance of 279.49 feet (85.189 meters) to a point; thence S63°47’44”W a distance of 145.28 feet (44.281 meters) to a point; thence N26°12’16”W a distance of 254.96 feet (77.713 meters) to a point, said point being the Point of Beginning.

The above parcel of land containing 6.0 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 3

(Premises include only the portion of Parcel 3 on which Tank No. 1-091 is located)

A parcel situate in the NE1/4 of Section 5, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 90, 91, 56, 50, 51, 54, 52, 55, 53, 58, 20, and 29. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1892.53 feet S46°24’53”W of the NE corner of Section 5; to a point; thence N63°44’44”E a distance of 313.33 feet (95.502 meters) to a point; thence S26°03’53”E a distance of 142.48 feet (43.429 meters) to a point; thence N 63°56’07”E a distance of 140.00 feet (42.672 meters) to a point; thence S26°03’53”E a distance of 367.00 feet (111.862 meters) to a point; thence S 26°03’53”E a distance of 184.57 feet (56.257 meters) to a point; thence S 63°47’44”W a distance of 321.63 feet (98.034 meters) to a point; thence N26°12’16”W a distance of 90.00 feet (27.432 meters) to a point; thence N 63°47’44”E a distance of 35.00 feet (10.668 meters) to a point; thence N26°12’16”W a distance of 129.27 feet (39.400 meters) to a point; thence N63°44’44”E a distance of 80.00 feet (24.384 meters) to a point; thence N26°12’16”W a distance of 165.00 feet (50.292 meters) to a point; thence S63°44’44”W a distance of 245.00 feet (74.676 meters) to a point; thence N26°12’16”W a distance of 310.00 feet (94.488 meters) to the Point of Beginning.

The above parcel of land containing 5.1 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

Parcel 6

(Premises include only the portion of Parcel 6 on which Tank Nos. 2-15A and 2-101 are located)

A parcel situate in the NE1/4 of Section 5 and the NW1/4 of Section 4, Township 13 North, Range 66 West, of the Sixth Principle Meridian, Laramie County, Wyoming. Said parcel encompassing the following tanks: 15A, 16, 17, 20, 21, 22, 23, 28, 34, 35, 36, 70, 71, 100, 101, 102, 104, and 105. The boundary of said parcel being more particularly described as follows:

Beginning at the northwest corner, said corner being 1047.11 feet S39°14’59”W of the NE corner of Section 5; to a point; thence N63°47’10”E a distance of 736.38 feet (224.450 meters) to a point; thence N63°47’10”E a distance of 89.79 feet (27.368 meters) to a point; thence east a distance of 155.88 feet (47.513 meters) along a non-tangential curve concave north having a radius of 6010.00 feet (1831.852 meters) and a central angle of 1°29’10”; to a point; thence S00°00’00”E a distance of 191.71 feet (58.435 meters) to a point; thence S90°00’00”E a distance of 80.00 feet (24.384 meters) to a point; thence S00°00’00”W a distance of 95.00 feet (28.956 meters) to a point; thence N90°00’00”W a distance of 180.00 feet (54.864 meters) to a point; thence S00°00’00”W a distance of 195.00 feet (59.436 meters) to a point; thence N90°00’00”W a distance of 135.00 feet (41.148 meters) to a point; thence S00°00’00”W a distance of 90.00 feet (27.432 meters) to a point; thence N89°41’14”W a distance of 303.77 feet (92.589 meters) to a point; thence S00°18’46”W a distance of 155.00 feet (47.244meters) to a point; thence N82°04’49”W a distance of 169.19 feet (51.570 meters) to a point; thence N26°03’53”W a distance of 419.99 feet (128.014 meters) to the Point of Beginning.

The above parcel of land containing 8.9 acres more or less and subject to all easements and or rights of way that may have been legally acquired.

EXHIBIT D

TO

ASSET LEASE AGREEMENT

RDU ASSETS

The following assets owned by Lessor and located at the Cheyenne Refinery:

•	Refined Products Truck Loading Rack

•	Vapor Recovery Unit

•	Two (2) Propane Loading Spots

•	The following Eleven (11) Tanks with shell capacity of 655,567 barrels:

TANK ID NUMBER	NOMINAL CAPACITY, BBLS
1-15	24,668
1-91	69,965
2-15A	29,980
2-72A	110,067
2-73	80,551
2-74	80,640
2-75	76,508
2-101	67,021
2-118	37,852
2-119	37,830
2-161	40,485